UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 16, 2007

                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)

        Maryland                     1-12002                 23-2715194
    (State or other                (Commission             (I.R.S. Employer
 jurisdiction of incorporation)    File Number)           Identification No.)


                             1311 Mamaroneck Avenue
                                    Suite 260
                          White Plains, New York 10605
               (Address of principal executive offices) (Zip Code)

                                 (914) 288-8100
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425 )

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.


         On May 16, 2007, Acadia Realty Trust (the "Company") issued a press release announcing that it has formed its third discretionary opportunity fund, Acadia Strategic Opportunity Fund III LLC ("Fund III"). The Company anticipates that in addition to the Company's investment, 13 investors will invest in Fund III, including all of the investors from its most recent opportunity fund, Acadia Strategic Opportunity Fund II LLC ("Fund II").

         Fund III expects to receive total aggregate capital commitments of $400 million from the existing investors in Fund II and seven new investors. The Company has agreed to commit up to an additional $100 million of its own capital, representing 20% of the total committed capital. Approximately 90% of Fund III's offering has closed; with the remaining balance expected to close during the second quarter of 2007. With $500 million of discretionary capital, Fund III intends to acquire up to approximately $1.5 billion of assets on a leveraged basis.

         The terms and structure of Fund III are substantially the same as Fund II except that the preferred return threshold is equal to 6%. A subsidiary of the Company will be the managing member of Fund III with a 20% interest.

         In addition to a pro-rata return on its invested equity, the Company is entitled to a profit participation based upon certain investment return thresholds. Cash flow is distributed pro-rata to the members (including the Company) until they have received a 6% cumulative return on, and a return of, all capital contributions. Thereafter, remaining cash flow is distributed 80% to the members (including the Company) and 20% to the Company as a carried interest. The Company also earns fees and/or priority distributions for asset management services equal to 1.5% of the allocated invested equity, as well as for property management, leasing, development/re-development and construction services.

         A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

..

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.


Exhibit Number            Description
--------------            -----------

99.1                      Press Release dated May 16, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ACADIA REALTY TRUST
                                                    (Registrant)

Date:  May 16, 2007                    By: /s/ Michael Nelsen
                                          --------------------------------------
                                          Name:  Michael Nelsen
                                          Title: Sr. Vice President and
                                                 Chief Financial Officer